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                                                                    Exhibit 5.1


                      [Letterhead of King & Spalding LLP]


                                 June 24, 2003

Cousins Properties Incorporated
2500 Windy Ridge Parkway
Atlanta, Georgia 30339

        RE:     COUSINS PROPERTIES INCORPORATED -- REGISTRATION STATEMENT ON
                FORM S-3

Ladies and Gentlemen:

         We have acted as counsel for Cousins Properties Incorporated, a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of (i) the Company's common stock, par value $1.00 per share ("Common Stock"), (ii) warrants to purchase shares of Common Stock ("Warrants"), (iii) debt securities ("Debt Securities") and (iv) the Company's preferred stock, par value $1.00 per share ("Preferred Stock"), in an aggregate amount not to exceed $132,140,625. The Warrants are to be issued from time to time pursuant to warrant agreements between the Company and warrant agents.

         On September 13, 1996, we rendered an opinion with respect to the Common Stock, Debt Securities and Warrants registered on the Company's Registration Statement on Form S-3 (File No. 333-12031) (the "Original Registration Statement"). Pursuant to Rule 429 under the Securities Act, the Prospectus also constitutes a prospectus relating to the unsold Common Stock, Warrants and Debt Securities registered under the Original Registration Statement. As such, this opinion relates solely to the Preferred Stock registered on the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.


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         The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing and subject to the other limitations and qualifications set forth herein, we are of the opinion that:

         (i) The Company is a corporation validly existing and in good standing under the laws of the State of Georgia; and

         (ii) Upon the due authorization of the issuance of shares of Preferred Stock and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

            With respect to the opinion set forth in paragraph (i) above concerning the good standing of the Company, we have relied exclusively upon certificates of officers of the Company and a certificate of the Secretary of State of the State of Georgia.

            This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

            We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.


                                        Very truly yours,


                                        /s/ King & Spalding LLP